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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30963, 333-30965, 333-61721, 333-45228 and
333-45230) and on Form S-3 (Nos. 333-44617, 333-72523 and 333-44314) of PLATO
Learning, Inc. of our reports dated December 5, 2000 relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.






PricewaterhouseCoopers LLP


Minneapolis, Minnesota
January 15, 2001